Exhibit 10.1

CONTRIBUTION AGREEMENT

by and among

CONSOL ENERGY INC.

CONSOL PENNSYLVANIA COAL COMPANY LLC

CONRHEIN COAL COMPANY

CNX COAL RESOURCES LP

and

CNX THERMAL HOLDINGS LLC

dated as of

September 30, 2016

i

		Page

8.7	Amendment	21
8.8	Governing Law; Disputes	21
8.9	Parties in Interest	22
8.10	Preparation of Agreement	22
8.11	Severability	22
8.12	Counterparts	22

APPENDIX

Appendix I    Definitions

EXHIBITS AND SCHEDULES

Exhibit A-1(a) – IPO Area

Exhibit A-1(b) – Alpha Area

Exhibit A-2(a) – IPO Fee Interests

Exhibit A-2(b) – Alpha Fee Interests

Exhibit A-3(a) – IPO Leases

Exhibit A-3(b) – Alpha Leases

Exhibit A-4 – Surface Fee Interests

Exhibit A-5 – Coal ROWs

Exhibit A-6 – Applicable Contracts

Exhibit A-7 – Ancillary Assets

Exhibit A-8 – Additional Contracts

Exhibit B-1 – Excluded Assets

Exhibit B-2 – Coal Contracts

Exhibit B-3 – Delayed Coal Leases

Exhibit C – Form of Deed

Exhibit D – Form of Assignment

Exhibit E – Form of Assignment, Assumption and Bill of Sale

Exhibit F – Form of Second Amended and Restated Agreement of Limited Partnership

Exhibit G – Form of Omnibus Agreement

Exhibit H – Form of Operating Agreement Amendment

Exhibit I – Form of Registration Rights Agreement

Schedule 4.3(b) – Pending IPO Consents

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into on September 30, 2016 (the “Effective Date”), by and among CONSOL ENERGY INC., a Delaware corporation (“CEI”), CONSOL PENNSYLVANIA COAL COMPANY LLC, a Delaware limited liability company (“CPCC”), CONRHEIN COAL COMPANY, a Pennsylvania general partnership (“Conrhein” and together with CPCC, the “Owning Parties” and together with CEI and CPCC, the “CONSOL Parties”), CNX COAL RESOURCES LP, a Delaware limited partnership (the “Partnership”) and CNX THERMAL HOLDINGS LLC, a Delaware limited liability company (“CTH” and together with the Partnership, the “Partnership Parties”). The CONSOL Parties and the Partnership Parties may be referred to collectively as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, each of CPCC and Conrhein are wholly owned subsidiaries of CEI;

WHEREAS, as of the Effective Date, CEI owns an approximate 53.4% limited partner interest in the Partnership and owns all of the membership interests in CNX Coal Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), which owns a 2% general partner interest in the Partnership;

WHEREAS, pursuant to the IPO Asset Contribution Agreement, the Owning Parties contributed to CTH a 20% undivided interest, and retained an 80% undivided interest, in the assets, liabilities, revenues and expenses, as well as operational control over, certain coal mines in Green and Washington Counties, Pennsylvania and in Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine and the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant (collectively, the “Pennsylvania Mine Complex”);

WHEREAS, in connection with the initial public offering of the Partnership, all of the ownership interests of CTH were contributed to the Partnership; and

WHEREAS, effective as of the Effective Date, as further described in this Agreement, the Owning Parties desires to contribute, assign, transfer, convey and deliver to CTH, and CTH desires to receive and accept from the Owning Parties, an undivided 6.25% of the Owning Parties right, title and interest in and to the Pennsylvania Mine Complex, which represents an aggregate 5% undivided interest in and to the Pennsylvania Mine Complex, in exchange for the consideration set forth in Section 2.2, all as set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the CONSOL Parties and the Partnership Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Article, Section, subsection and other subdivision of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Exhibit, Appendix, Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time. If a date specified herein for providing any notice or taking any action is not a Business Day, then the date for giving such notice or taking such action shall be the next day which is a Business Day.

ARTICLE II

CONTRIBUTION

2.1 Contribution. On the terms and conditions contained in this Agreement, the Owning Parties shall, by delivery of the Assignment, the Deed and the Assignment, Assumption and Bill of Sale to CTH, contribute, assign, transfer, convey and deliver to CTH all of such Owning Party’s right, title and interest in and to the following, less and except the Excluded Assets (subject to such exclusion, all of the below collectively, the “First Drop Down Assets”):

(a) an aggregate undivided 6.25% interest of each of the Owning Parties’ interest in and to all of the following assets and properties:

(i) those certain coal, coal reserves and associated coal fee interests:

(A) within and underlying those certain tracts and parcels of land located within the IPO Area (and those certain tracts or parcels of land located partially inside and outside the IPO Area that are expressly identified on Exhibit A-2(a)), including those coal fee interests more particularly described on Exhibit A-2(a) (such undivided interest in such coal fee interests, collectively, the “IPO Coal Fee Interests”), together with, to the extent the Owning Parties may legally transfer, all rights, privileges, benefits and powers conferred upon the holder of the IPO Coal Fee Interests with respect to the use and occupation of the surface and/or subsurface of the lands covered thereby that may be necessary, convenient or incidental to the possession and enjoyment and mining of such IPO Coal Fee Interests, including, without limitation, the right to subside (such interests and properties described in this Section 2.1(a)(i)(A), collectively, the “IPO Conveyed Fee Interests”);

(B) within and underlying those certain tracts and parcels of land located within the Alpha Area (and those certain tracts or parcels of land located partially inside and outside the Alpha Area that are expressly identified on Exhibit A-2(b)), including those coal fee interests more particularly described on Exhibit A-2(b) (such undivided interest in such coal fee interests, collectively, the “Alpha Coal Fee Interests” together with the IPO Coal Fee Interests, the “Coal Fee Interest”), together with, to the extent the Owning Parties may legally transfer, all rights, privileges, benefits and powers conferred upon the holder of the Alpha Coal Fee Interests with respect to the use and occupation of the surface and/or subsurface of the lands covered thereby that may be necessary, convenient or incidental to the possession and enjoyment and mining of such Alpha Coal Fee Interests, including, without limitation, the right to subside (such interests and properties described in this Section 2.1(a)(i)(B), collectively, the “Alpha Conveyed Fee Interests” and together with the IPO Conveyed Fee Interests, the “Conveyed Fee Interests”);

(ii) those certain coal leases located within and underlying those certain tracts or parcels of land located:

(A) in the IPO Area (and those certain tracts or parcels of land located partially inside and outside the IPO Area that are expressly identified on Exhibit A-3(a)), including those coal leases more particularly described on Exhibit A-3(a) (such undivided interest in such coal leases, collectively, the “IPO Coal Leases”), together with, to the extent they may be assigned, all rights, privileges, benefits and powers conferred upon the holder of the IPO Coal Leases with respect to the use and occupation of the surface and/or subsurface of the lands covered thereby that may be necessary, convenient or incidental to the possession and enjoyment and mining of such IPO Coal Leases, including, without limitation, the right to subside (such interests and properties described in this Section 2.1(a)(ii)(A), collectively, the “IPO Conveyed Lease Interests”);

(B) in the Alpha Area (and those certain tracts or parcels of land located partially inside and outside the Alpha Area that are expressly identified on Exhibit A-3(b)), including those coal leases more particularly described on Exhibit A-3(b) (such undivided interest in such coal leases, collectively, the “Alpha Coal Leases” and together with the IPO Coal Leases, the “Coal Leases”), together with, to the extent they may be assigned, all rights, privileges, benefits and powers conferred upon the holder of the Alpha Coal Leases with respect to the use and occupation of the surface and/or subsurface of the lands covered thereby that may be necessary, convenient or incidental to the possession and enjoyment and mining of such Coal Leases, including, without limitation, the right to subside (such interests and properties described in this Section 2.1(a)(ii)(B), collectively, the “Alpha Conveyed Lease Interests” and together with the IPO Conveyed Lease Interests, the “Conveyed Lease Interests”);

(iii) those certain surface tracts of land (A) more particularly described on Exhibit A-4 and/or (B) lying within the Subject Surface Area (such undivided interest in the foregoing, collectively, the “Surface Fee Interests”);

(iv) to the extent assignable, all servitudes, easements, rights-of-way, surface use agreements, water access and water use agreements and other similar surface use or water rights, in each case, to the extent primarily used in connection with the ownership or operation of the Conveyed Fee Interests, Conveyed Lease Interests and/or the Mines and Facilities, including those set forth in Exhibit A-5 (such undivided interest in the foregoing, collectively, the “Coal ROWs”);

(v) the mines and all buildings, structures, facilities, fixtures and/or improvements located on the Coal Fee Interests, the Coal Leases or any Coal ROW, or located in the IPO Area or the Alpha Area, to the extent primarily used in connection with the ownership or operation of the Conveyed Fee Interests and/or the Conveyed Lease Interests (such undivided interest in the foregoing assets, collectively, the “Mines and Facilities” and together with the Conveyed Fee Interests, the Conveyed Lease Interests, Surface Fee Interests and the Coal ROWs, the “Coal Real Property”);

(vi) the raw and clean coal produced from the Coal Real Property, wherever located, including in storage or existing in piles, mines, silos, belts, plants, train cars, barges, ships, equipment and/or other facilities (such undivided interest in the foregoing assets, collectively, the “Coal Inventory”);

(vii) to the extent assignable, all Contracts to the extent and only to the extent such Contracts pertain to any of the other Contributed Assets and that will be binding on or beneficial to CTH following the execution of the Assignment, the Deed and the Assignment, Assumption and Bill of Sale, as applicable, including those Contracts set forth on Exhibit A-6 (subject to such exclusion, such interest in such Contracts, collectively, the “Applicable Contracts”); and

(viii) the beneficial interest held by the Owning Parties in the Operator Assets;

(b) to the extent assignable and otherwise not previously contributed, assigned and transferred and to the extent, and only to the extent, related to the other First Drop Down Assets:

(i) all claims and causes of action of the Owning Parties arising under or with respect to any Applicable Contracts (including claims for adjustments or refunds); and

(ii) all rights of the Owning Parties to manufacturers’ and contractors’ warranties and indemnities; and

(c) an aggregate undivided 25% interest of each of the Owning Parties’ interest in and to those certain leases, surface rights, rights of way, rights of access and other real property interests set forth on Exhibit A-7;

(d) all audit rights arising under any of the Applicable Contracts to the extent and only to the extent pertaining to periods from and after the Effective Date.

2.2 Consideration. On the terms and conditions contained in this Agreement, in exchange for the Owning Parties’ contribution to CTH of the Owning Parties’ right, title and interest in and to the First Drop Down Assets pursuant to Section 2.1, the Partnership shall (a) pay to CEI (or one or more of its designees) an amount in cash equal to $21,500,000 (the “Cash Consideration”) by wire transfer in same day funds to the account(s) designated by CEI in writing prior to Closing, a portion of which, to the maximum extent possible, is to reimburse the Owning Parties for certain capital expenditures incurred by the Owning Parties with respect to the First Drop Down Assets pursuant to Treasury Regulation Section 1.707-4(d), and (b) issue a number of Preferred Units to CEI (or one or more of its designees), equal to (i) $67,300,000 divided by (ii) the product of (A) 1.15 multiplied by (B) the volume weighted average trading price of Common Units (as defined in the Second Amended and Restated Agreement of Limited Partnership) for the 15 trading days immediately preceding the Effective Date (the “Equity Consideration”).

2.3 Revenues and Expenses. CTH shall have the benefit from and the obligation for, including with regard to revenues and expenses, the First Drop Down Assets from and after the Effective Date. In the event any Party (a) receives any revenues belonging to another Party or (b) pays any expenses on behalf of another Party, in each case, with regard to the First Drop Down Assets, such Party shall promptly notify the applicable Party, and the owing Party shall promptly make payment to the owed Party.

2.4 Additional Contracts. The Parties acknowledge and agree that no interest in and to the Additional Contracts (a) was assigned pursuant the IPO Asset Contribution Agreement and (b) is being assigned at Closing. To the extent, and only to the extent, the Additional Contracts relate to the ownership and/or operation of the Pennsylvania Mine Complex, from and after Closing, the Parties agree that in addition to the 20% of the Owning Parties’ obligations and benefits under the Additional Contracts that CTH assumed in connection with closing of the transaction contemplated by the IPO Asset Contribution Agreement, CTH shall assume and be responsible for an additional 5% of the Owning Parties’ obligations, and be entitled to an additional 5% of the Owning Parties’ benefits, arising under the Additional Contracts. To the extent necessary for the ownership and operation of the Pennsylvania Mine Complex, from and after Closing, the Owning Parties shall maintain the Additional Contracts for the mutual benefit of the Parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 CONSOL Parties’ Representations. Each CONSOL Party severally, and not jointly, represents and warrants to the Partnership Parties the following:

(a) Such CONSOL Party is duly formed, validly existing and in good standing under the Laws of its state of formation and is duly qualified to do business in each jurisdiction in which it carries on business or owns assets.

(b) Such CONSOL Party has the requisite power to enter into and perform its obligations under this Agreement and each Closing Document to which such CONSOL Party is a party and to consummate the transactions contemplated by this Agreement and the Closing Documents.

(c) The execution, delivery and performance of this Agreement and all Closing Documents required to be executed and delivered by such CONSOL Party, and the performance by such CONSOL Party of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate, limited liability company or partnership (as applicable) action on the part of such CONSOL Party. This Agreement has been duly executed and delivered by each such CONSOL Party (and upon Closing, all Closing Documents required hereunder to be executed and delivered by such CONSOL Party at Closing will be duly executed and delivered by such CONSOL Party) and this Agreement constitutes, and at the Closing such Closing Documents will constitute, the valid and binding obligations of such CONSOL Party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d) Assuming the receipt of all Consents and Customary Post-Closing Consents, the execution, delivery and performance by such CONSOL Party of this Agreement and the Closing Documents required to be executed and delivered by such CONSOL Party at Closing, and the transactions contemplated by this Agreement and such Closing Documents, will not (i) violate any provision of the organizational documents of such CONSOL Party, (ii) result in a default (with due notice or lapse of time or both), or the creation of any lien or encumbrance under or give rise to any right of termination, cancellation or acceleration under any lease, contract, note, bond, mortgage, indenture, license or other agreement to which such CONSOL Party is a party or that is, or that affects, a First Drop Down Asset, (iii) violate any judgment, order, ruling or decree applicable to such CONSOL Party as a party in interest or (iv) violate any Laws applicable to such CONSOL Party or any of the First Drop Down Assets, except for any matters described in subsection (ii) above which would not have, individually or in the aggregate, a Sponsor Material Adverse Effect.

(e) There are no pending or, to the knowledge of the CONSOL Parties, threatened claims, fines, actions, suits, demands, investigations or proceedings or any arbitration or binding dispute resolution proceeding (collectively, “Proceedings”) against any CONSOL Party or against or affecting the First Drop Down Assets or the ownership of the First Drop Down Assets that (i) would individually, or in the aggregate, have a Sponsor Material Adverse Effect or (ii) seek any material injunctive relief with respect to the First Drop Down Assets. Except as would not, individually or in the aggregate, have a Sponsor Material Adverse Effect, (x) no CONSOL Party is the subject of any violation of or default under any law or regulation or under any order of any Governmental Authority and (y) there are no Proceedings pending or, to the knowledge of the CONSOL Parties, threatened against or affecting the First Drop Down Assets or the ownership thereof, at law or in equity, by or before any Governmental Authority having jurisdiction over the CONSOL Parties. Except as would not, individually or in the aggregate, have a Sponsor Material Adverse Effect, no Proceedings are pending or, to the knowledge of the CONSOL Parties, threatened to which any CONSOL Party is or may become a party that questions or involves the validity or enforceability of any of its obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby. For the avoidance of doubt, this Section 3.1(e) does not apply to any environmental matters.

(f) Over the course of the negotiation and review of the contribution described in Section 2.1, the CONSOL Parties and representatives of certain of their Affiliates have provided various materials to the Conflicts Committee (including to the Financial Advisor) as part of the Conflicts Committee’s review of such contribution, including various presentations and financial models and including all updates and revisions to such materials (all such materials, collectively, the “Conflicts Committee Information”). With respect to the Conflicts Committee Information the projections, budgets and other forward-looking information included in the Conflicts Committee Information, when taken as a whole and considering all updates and revisions, have a reasonable basis, were prepared in good faith and are consistent with the expectations of the management of the CONSOL Parties and their Affiliates as of the Effective Date.

(g) Since July 7, 2015, there has been no Sponsor Material Adverse Effect with respect to the CONSOL Parties.

(h) CEI (or its designee that receives the Equity Consideration) is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Equity Consideration for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws. CEI (or its designee that receives the Equity Consideration) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Units to be acquired hereby. CEI (or its designee that receives the Equity Consideration) acknowledges that the Preferred Units have not been registered under applicable federal and state securities Laws and that the Preferred Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities Laws or is made pursuant to an exemption from registration under any federal or state securities Laws.

(i) Neither the CONSOL Parties nor any of its Affiliates has entered, directly or indirectly, into any contract or arrangement with any Person that would obligate the Partnership Parties to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the Closing Documents or the transactions contemplated hereby or thereby.

(j) To the Knowledge of the Owning Parties, the Owning Parties are, with respect to such Owning Parties’ ownership of the First Drop Down Assets (i) in compliance with all applicable Laws and (ii) have not received written notification from any applicable Governmental Authority that it is not in compliance with any applicable Laws, in each case except where failure to be in compliance would not, individually or in the aggregate, have a Sponsor Material Adverse Effect.

(k) Subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, each of the Applicable Contract represents the legal, valid and binding obligation of an Owning Party (as applicable) and, to the Knowledge of the Owning Parties, represents the legal, valid and binding obligation of the other parties thereto, in any case, enforceable in accordance with its terms. Neither the Owning Parties nor, to the Knowledge of the Owning Parties, any other party is in breach of any Applicable Contract, except where such breach would not, individually or in the aggregate, have a Sponsor Material Adverse Effect. To the Knowledge of the Owning Parties, none of the Owning Parties has received any written notice of a breach of any Applicable Contract where such breach would not, individually or in the aggregate, have a Sponsor Material Adverse Effect.

(l) No Owning Party (i) is subject to any Proceeding before a Governmental Authority with respect to a violation of Environmental Law, (ii) to the Knowledge of the Owning Parties, has received any written notice from a Governmental Authority or Third Party with respect to any violation of Environmental Law and (iii) to the Knowledge of the Owning Parties, is in violation of Environmental Law, in each case, that individually would have a Sponsor Material Adverse Effect. For the avoidance of doubt, this Section 3.1(l) is the sole and exclusive representation and warranty with respect to any environmental matters.

3.2 Partnership Parties’ Representations. Each Partnership Party severally, and not jointly, hereby represents and warrants to the CONSOL Parties the following:

(a) Such Partnership Party is duly formed, validly existing and in good standing under the Laws of its state of formation and is duly qualified to do business in each jurisdiction in which it carries on business or owns assets.

(b) Each Partnership Party has the requisite power to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement.

(c) The execution, delivery and performance of this Agreement and all Closing Documents required to be executed and delivered by such Partnership Party, and the performance by such Partnership Party of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company, corporate or partnership (as applicable) action on the part of such Partnership Party. This Agreement has been duly executed and delivered by such Partnership Party (and upon Closing, all Closing Documents required hereunder to be executed and delivered by such Partnership Party at Closing will be duly executed and delivered by such Partnership Party) and this Agreement constitutes, and at the Closing such Closing Documents will constitute, the valid and binding obligations of such Partnership Party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d) The execution, delivery and performance by such Partnership Party of this Agreement, and the transactions contemplated by this Agreement and all Closing Documents, will not (i) violate any provision of the organizational documents of such Partnership Party, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which such Partnership Party is a party, (iii) violate any judgment, order, ruling, or regulation applicable to such Partnership Party as a party in interest or (iv) violate any Laws applicable to such Partnership Party or any of its assets, except any matters described in subsection (ii) above which would not have a material adverse effect, individually or in the aggregate (as compared to the value, ownership, operations or physical condition of the First Drop Down Assets, as applicable, at the Effective Date), on such Partnership Party or its ability to consummate the transactions contemplated hereby.

(e) There are no pending or, to the knowledge of the Partnership Parties, threatened Proceedings against any Partnership Group Member that would individually, or in the aggregate, have a Partnership Material Adverse Effect. Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, no Partnership Group Member is the subject of any violation of or default under any law or regulation or under any order of any Governmental Authority. Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, no Proceedings are pending or, to the knowledge of the Partnership Parties, threatened to which any Partnership Group Member is or may become a party that questions or involves the validity or enforceability of any of its obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby.

(f) The Financial Advisor has delivered an opinion to the Conflicts Committee that the consideration to be paid by CTH as consideration for the First Drop Down Assets pursuant to this Agreement is fair, from a financial point of view, to the Partnership and to the holders of common units representing limited partner interests in the Partnership, other than CEI, the General Partner, the Owning Parties and their affiliates.

(g) Prior to Closing, the Preferred Units to be issued by the Partnership under this Agreement, and the limited partner interests represented thereby, will have been duly authorized for issuance to CEI in accordance with this Agreement and the Second Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Second Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act).

(h) CTH will have at Closing sufficient cash to enable it to make payment in immediately available funds of the Cash Consideration when due and any other amounts to be paid by it hereunder, subject to the availability of such funds under the current terms of its existing credit facility.

(i) CTH is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the First Drop Down Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

(j) CTH is sophisticated in the evaluation, purchase, ownership and operation of coal properties and related facilities.

ARTICLE IV

COVENANTS

4.1 Records. The CONSOL Parties shall use commercially reasonable efforts to make available or deliver to the Partnership Parties all of the Records not previously delivered as soon as practicable after the Closing Date. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, from and after Closing, the CONSOL Parties may retain a copy of any or all of the Records.

4.2 [Reserved].

4.3 Consents.

(a) With respect to each Consent that is required with regard to the First Drop Down Assets to consummate the transactions contemplated by the Closing Documents, if any, prior to Closing, (i) the CONSOL Parties have sent to the holder of each such Consent (other than a Customary Post-Closing Consent or a Permit Consent) a notice in compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby and (ii) except as set forth in Section 4.3(b) and Section 4.3(c) below, each such Consent (other than a Customary Post-Closing Consent or a Permit Consent) has been received by the Owning Parties.

(b) The Parties acknowledge and agree that (i) each of the Consents set forth on Schedule 4.3(b) (the “Pending IPO Consents”) were sent to the holder of each such Consent pursuant to Section 4.3 of the IPO Asset Contribution Agreement and have not been received by the Owning Parties as of the Effective Date and (ii) that such consent to assign requests covered the transaction contemplated by the IPO Asset Contribution Agreement and the transactions contemplated by this Agreement. In lieu of the Owning Parties taking such actions as required under Section 4.3 of the IPO Asset Contribution Agreement, the Parties acknowledge and agree that upon receipt of a Pending IPO Consent following Closing, (A) the Owning Parties shall promptly notify the Partnership Parties and (B) the Owning Parties shall assign, by the tenth Business Day after the Partnership Parties’ receipt of such notice, 25% of the Owning Parties right, title and interest in and to such assets (or portion thereof) that were excluded as a result of such previously un-obtained Pending IPO Consent to CTH pursuant to an instrument in substantially the same form as the Assignment, the Deed and/or the Assignment, Assumption and Bill of Sale, as applicable.

(c) The Parties acknowledge and agree that the Consent required by that certain Agreement for Termination of Lease and Division of Subleases among Conrhein Coal Company, Penn Central Properties, Inc., Consolidation Coal Company, Royal Land Company, and The Penn Central Corporation, whereby the Pittsburgh Seam of coal and mining rights within and underlying certain tracts of land in Greene County, Pennsylvania, were leased to Conrhein, with a Memorandum of Lease and Sublease dated December 19, 1986, recorded in said county in Vol. 47, at Page 999 (the “Pending First Drop Down Consent” and together with the Pending IPO

Consents, the “Pending Consents”) were sent to the holder of such Consent and have not been received by the Owning Parties as of the Effective Date. Upon receipt of a Pending First Drop Down Consent following Closing, (i) the Owning Parties shall promptly notify the Partnership Parties and (ii) the Owning Parties shall assign, by the tenth Business Day after the Partnership Parties’ receipt of such notice, 6.25% of the Owning Parties’ right, title and interest in and to such assets (or portion thereof) that were excluded as a result of such previously un-obtained Pending First Drop Down Consent to CTH pursuant to an instrument in substantially the same form as the Assignment, the Deed and/or the Assignment, Assumption and Bill of Sale, as applicable.

(d) Until any such Pending Consent is obtained or waived, the Parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to CTH the benefit of, and the burdens of the Assumed Obligations with respect to, such assets (or portion thereof) that were excluded as a result of such previously un-obtained Pending Consent.

(e) The CONSOL Parties shall use their commercially reasonable efforts, with reasonable assistance from the Partnership Parties (including the Partnership Parties providing assurances of financial condition and operator qualifications as reasonably requested), to obtain all Pending Consents.

(f) The Parties acknowledge and agree that the CONSOL Parties shall not seek Customary Post-Closing Consents until after the Closing Date. Promptly after the Closing Date, the CONSOL Parties and CTH will actively pursue all consents and approvals that may be reasonably required in connection with the transactions contemplated by this Agreement that have not been obtained prior to Closing, including with respect to obtaining Customary Post-Closing Consents, and shall take any and all actions reasonably required by any Governmental Authority in order to obtain such unconditional approval, including the posting by CTH of any and all bonds or other security that may be required.

4.4 [Reserved](a) .

4.5 Required Notices. With respect to each Pre-Closing Required Notice, prior to Closing, the CONSOL Parties shall have sent to the applicable Person a notice in compliance with the contractual provisions applicable to such Pre-Closing Required Notice notifying such Person of the transactions contemplated hereby. With respect to each Post-Closing Required Notice, within the time period provided in the instrument creating such Post-Closing Required Notice, the CONSOL Parties shall send to the applicable Person a notice in compliance with the contractual provisions applicable to such Post-Closing Required Notice notifying such Person of the transactions contemplated hereby. The Parties acknowledge and agree that the Delayed Coal Leases shall not be assigned to CTH at Closing. Promptly following expiration of the notice of assignment period for each of the Delayed Coal Leases, the CONSOL Parties shall assign to CTH an undivided 6.25% of each of the CONSOL Parties’ right, title and interest in and to the Delayed Coal Leases using an assignment substantially in the form of the Assignment.

4.6 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

4.7 Affiliate ROWs.

(a) The Parties acknowledge and agree that pursuant to Section 4.7 of the IPO Asset Contribution Agreement, (i) certain Coal ROWs, or lands for which a Coal ROW should be granted, were, as of the closing of the IPO Asset Contribution Agreement, owned by Affiliates of the Owning Parties, including, without limitation, certain Coal ROWs, or lands for which a Coal ROW should be granted, related to (A) the Majorsville and Lagonda Powerlines, (B) the Bailey Overland Beltline, (C) Bailey Rail Line, (D) the Bailey Discharge Line, (E) the Enlow Overland Beltline, and (F) the Oaksprings Waterline, Farmers Lane Tank to Washington Dams Waterline and Washington to McQuay Waterline (collectively, the “Affiliate ROWs”) and (ii) following the closing of the IPO Asset Contribution Agreement, the Owning Parties were obligated to acquire all applicable Coal ROWs, including the Affiliate ROWs, from their Affiliates and assign an undivided 20% interest in such Coal ROWs to CTH. The Parties further acknowledge and agree that as of the Effective Date, such Coal ROWs have not yet been acquired by the Owning Parties nor has CTH been assigned its undivided interest therein.

(b) In lieu of the Owning Parties taking such actions as required under Section 4.7 of the IPO Asset Contribution Agreement, the Parties acknowledge and agree that (i) within 180 Days following Closing, the Owning Parties shall acquire from their Affiliates all Coal ROWs, or cause such Affiliates to grant all applicable Coal ROWs to the Owning Parties, to the extent, and only to the extent, primarily used in the ownership and/or operation of the Coal Real Property, including the Affiliate ROWs, and the Owning Parties shall each assign to CTH an undivided 25% of their right, title and interest in and to such Coal ROWs using a form of assignment substantially in the form of the Assignment and (ii) following such assignment contemplated by this Section 4.7, the Owning Parties shall be deemed to have satisfied their obligations required under Section 4.7 of the IPO Asset Contribution Agreement.

4.8 Conservation Easement.

(a) The Parties acknowledge and agree that pursuant to Section 4.8 of the IPO Asset Contribution Agreement, (i) CPCC was in the process of negotiating the granting of a conservation easement and/or the transfer of surface rights with a reservation of an easement by the Owning Parties to be entered into with the Western Pennsylvania Conservancy in connection with Permit No. 30841316 related to the Bailey Overland Belt (the “Conservation Easement”) and (ii) to avoid delaying the negotiation and/or execution of the Conservation Easement, the Owning Parties did not assign to CTH any rights in the Conservation Easement (nor, if applicable, any interest in any properties that will be servient to the Conservation Easement following its execution (collectively, the “Conservation Easement Properties”)). The Parties further agree that as of the Effective Date, CPCC is still in the process of negotiating the execution of the Conservation Easement.

(b) In lieu of the Owning Parties taking such actions as required under Section 4.8 of the IPO Asset Contribution Agreement, the Parties acknowledge and agree that following execution of the Conservation Easement, the Owning Parties shall each (i) promptly assign to

CTH an undivided 25% of their right, title and interest in and to all of the Conservation Easement Properties using a form of deed substantially in the form of the Deed and/or a form of assignment substantially in the form of the Assignment, as applicable, and (ii) upon assignment of the Permits as provided in Section 4.2 of the IPO Asset Contribution Agreement, assign to CTH all of their right, title and interest in and to the Conservation Easement, save and except a beneficial interest retained by each of the Owning Parties in an amount equal to the percentage ownership interest of each such Party in the Pennsylvania Mine at such time.

ARTICLE V

RESERVED

ARTICLE VI

CLOSING

6.1 Closing.

(a) Subject to the terms and conditions stated in this Agreement, the consummation of transactions described in Section 2.1 and Section 2.2 and conducted pursuant to this Agreement (the “Closing”), shall occur on September 30, 2016 (the “Closing Date”).

(b) At the Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(i) the Owning Parties, as applicable, and CTH shall execute, acknowledge and deliver the Assignment and the Deed, in sufficient number as CTH may reasonably require to facilitate appropriate recording;

(ii) the Owning Parties, as applicable, and CTH shall execute and deliver original executed copies of the Assignment, Assumption and Bill of Sale;

(iii) the General Partner shall execute, and the Partnership shall enter into, the Second Amended and Restated Partnership Agreement;

(iv) the CONSOL Parties and the Partnership Parties shall execute and deliver original executed copies of the Omnibus Agreement;

(v) the Owning Parties and CTH shall execute and deliver original executed copies of the Operating Agreement Amendment;

(vi) the Partnership and CEI shall execute and deliver original executed copies of the Registration Rights Agreement;

(vii) the Partnership will deliver (or cause to be delivered) the Cash Consideration, by wire transfer of immediately available funds to the account(s) designated in writing by CEI;

(viii) the Partnership shall issue the Equity Consideration to CEI (or one or more of its designees); and

(ix) the CONSOL Parties and the Partnership Parties shall execute and deliver all documents reasonably requested by CTH in order to transfer ownership and operation of the First Drop Down Assets to CTH, including any such documents that may be required to be filed with any applicable Governmental Authority.

ARTICLE VII

INDEMNIFICATION; ASSUMPTION; DISCLAIMERS

7.1 Indemnification of the CONSOL Parties. From and after the Closing Date, subject to the other provisions of this Article VII, the Partnership Parties, jointly and severally, shall indemnify and hold the CONSOL Parties and their respective Affiliates, directors, officers, employees, agents and representatives (together with the CONSOL Parties, the “CONSOL Indemnitees”) harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the “Damages”), suffered by the CONSOL Indemnitees as a result of, caused by, arising out of, or in any way relating to (a) any breach of a representation or warranty of the Partnership Parties contained in this Agreement or (b) any breach of any agreement or covenant contained in this Agreement on the part of the Partnership Parties.

7.2 Indemnification of the Partnership Parties. From and after the Closing Date, subject to the other provisions of this Article VII, the CONSOL Parties shall, jointly and severally, indemnify and hold the Partnership Parties and their respective Affiliates, directors, officers, employees, agents and representatives (together with the Partnership Parties, the “Partnership Parties Indemnitees”) harmless from and against any and all Damages suffered by the Partnership Parties Indemnitees as a result of, caused by, arising out of, or in any way relating to (a) any breach of a representation or warranty of the CONSOL Parties contained in this Agreement or (b) any breach of any agreement or covenant contained in this Agreement on the part of the Partnership Parties.

7.3 Indemnification Procedures.

(a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article VII, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article VII, including the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full unconditional release of the Indemnified Party from all liability with respect to such claim and does not contain any admission of wrongdoing or illegal conduct; provided, further, that no such settlement containing any form of injunctive or similar relief shall be entered into without the prior written consent of the Indemnified Party, which consent shall not be unreasonably delayed or withheld; and, provided, further, that an Indemnified Party shall have the right to employ separate counsel in any such claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party shall have failed promptly to assume the defense of such claim; or (ii) the named parties to any such claim (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party.

(c) The Indemnified Party agrees to cooperate in good faith and in a commercially reasonable manner with the Indemnifying Party with respect to all aspects of the defense of and pursuit of any counterclaims relating to any claims covered by the indemnification under this Article VII, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense and counterclaims (provided, that the Indemnified Party has an opportunity to review the use of its name and does not reasonably object to such use), the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and counterclaims, the making available to the Indemnifying Party of any employees of the Indemnified Party and the granting to the Indemnifying Party of reasonable access rights to the properties and facilities of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 7.3. The obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence shall not be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims and pursuit of any counterclaims with respect to any claims covered by the indemnification set forth in this Article VII; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense and counterclaims. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense or counterclaim, but the Indemnifying Party shall have the right to retain sole control over such defense and counterclaims so long as the Indemnified Party is still seeking indemnification hereunder.

(d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

7.4 Limitations Regarding Indemnification.

(a) The CONSOL Parties shall not be obligated to indemnify, defend and hold harmless the Partnership Parties until such time as the total aggregate amount of Damages incurred by the Partnership Group for such Damages exceeds $880,000 (the “Deductible”), at which time the CONSOL Parties shall be obligated to indemnify the Partnership Group for the amount of such Damages in excess of the Deductible; provided, however, that the CONSOL Parties shall not be liable for Damages pursuant to Section 7.1 (but not including Damages for breaches of Fundamental Representations) that exceed, in the aggregate, $8,800,000 (the “Cap”).

(b) The Partnership Parties shall not be obligated to indemnify, defend and hold harmless the CONSOL Parties, until such time as the total aggregate amount of Damages incurred by the CONSOL Parties for such Damages exceeds the Deductible, at which time the Partnership Parties shall be obligated to indemnify the CONSOL Parties for the amount of such Damages in excess of the Deductible; provided, however, that the Partnership Parties shall not be liable for Damages that exceed, in the aggregate, the Cap.

(c) The liability of the CONSOL Parties for the breach of any of the representations and warranties of the CONSOL Parties set forth in Section 3.1 other than the Fundamental Representations shall be limited to claims for which the Partnership Parties deliver written notice to the CONSOL Parties on or before the date that is 18 months after the Closing Date. The indemnity of the CONSOL Parties for the breach of any of the representations and warranties of the CONSOL Parties set forth in Section 3.1(a), Section 3.1(b), Section 3.1(c) and Section 3.1(i) (the “Fundamental Representations”) shall survive indefinitely or until the latest date permitted by Law. The liability of the CONSOL Parties for failure to perform any of the covenants described in Article IV shall be limited to claims for which the Partnership Parties deliver written notice to the CONSOL Parties on or before the date CONSOL fully performs its obligations under those covenants. The liability of the CONSOL Parties for Damages for claims related to or arising from breach of the covenants described in Section 8.1 shall be limited to claims for which the Partnership Parties deliver written notice to the CONSOL on or before the date that is 90 days after the expiration of the applicable statute of limitations.

(d) The liability of the Partnership Parties for the breach of any of the representations and warranties of the Partnership Parties set forth in Section 3.2 shall be limited to claims for which the CONSOL Parties deliver written notice to the Partnership Parties on or before the date that is 18 months after the Closing Date.

(e) For purposes of determining the amount of Damages, with respect to any asserted claim for indemnification by the Partnership Parties, such determination shall be made without regard to any qualifier as to “material,” “materiality” or Sponsor Material Adverse Effect expressly contained in Section 3.1.

(f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, A PARTY’S INDEMNIFICATION OBLIGATIONS CONTAINED IN THIS AGREEMENT

SHALL BE LIMITED, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ACTUAL DIRECT DAMAGES AND SHALL NOT INCLUDE ANY OTHER LOSS OR DAMAGE, INCLUDING INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, PRODUCTION OR REVENUES, AND EACH PARTY EXPRESSLY RELEASES THE OTHER PARTY FROM ALL SUCH CLAIMS FOR LOSS OR DAMAGE OTHER THAN ACTUAL DIRECT DAMAGES; PROVIDED THAT LIMITATION TO DIRECT DAMAGES ONLY SHALL NOT APPLY TO ANY DAMAGE, CLAIM OR LOSS ASSERTED BY OR AWARDED TO THIRD PARTIES AGAINST A PARTY AND FOR WHICH THE OTHER PARTY WOULD OTHERWISE BE RESPONSIBLE UNDER THIS ARTICLE VII.

7.5 Assumption. Subject to and without limiting the CONSOL Parties’ indemnity obligations set forth in Article VII and the Omnibus Agreement, CTH shall assume and be responsible for the ownership, use and/or operation of the First Drop Down Assets, except for and excluding the Retained Liabilities, whether related to periods prior to, on or after the Effective Date (subject to such exclusion, the “Assumed Obligations”).

7.6 Disclaimers.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 3.1 AND THE ASSIGNMENT, THE DEED OR THE ASSIGNMENT ASSUMPTION AND BILL OF SALE, AS APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) NONE OF THE CONSOL PARTIES MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) EACH OF THE CONSOL PARTIES EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE PARTNERSHIP PARTIES OR ANY OF THEIR EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE PARTNERSHIP PARTIES BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SUCH CONSOL PARTY).

(b) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 3.1 AND THE ASSIGNMENT, THE DEED OR THE ASSIGNMENT ASSUMPTION AND BILL OF SALE, AS APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE CONSOL PARTIES EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE FIRST DROP DOWN ASSETS, (II) ANY ESTIMATES OF THE VALUE OF THE FIRST DROP DOWN ASSETS OR FUTURE REVENUES GENERATED BY THE FIRST DROP DOWN ASSETS, THE COAL RESERVES IN PLACE OR THE ABILITY TO EXTRACT ANY SUCH COAL RESERVES, (III) THE CONDITION, QUALITY, SUITABILITY OR MARKETABILITY OF THE FIRST DROP DOWN ASSETS, (IV) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SUCH CONSOL PARTY

OR THIRD PARTIES WITH RESPECT TO THE FIRST DROP DOWN ASSETS AND (V) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO THE PARTNERSHIP PARTIES OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO.

(c) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 3.1 AND THE ASSIGNMENT, THE DEED OR THE ASSIGNMENT ASSUMPTION AND BILL OF SALE, AS APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE CONSOL PARTIES FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS OR RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE PARTNERSHIP PARTIES SHALL BE DEEMED TO BE OBTAINING THE FIRST DROP DOWN ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT THE PARTNERSHIP PARTIES AND THE CONSOL PARTIES HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS SUCH PERSON DEEMS APPROPRIATE.

(d) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 3.1(l), (I) THE CONSOL PARTIES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE FIRST DROP DOWN ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY AND (II) CTH SHALL BE DEEMED TO BE TAKING THE FIRST DROP DOWN ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

(e) THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 7.6 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

(f)

7.7 Express Negligence. THE INDEMNIFICATION, RELEASE, ASSUMPTION AND WAIVER PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW, WHETHER OR NOT

THE LIABILITIES IN QUESTION ARISE AS A RESULT OF THE STRICT LIABILITY OR NEGLIGENCE (JOINT, SEVERAL, ACTIVE, PASSIVE, SOLE OR CONCURRENT) OF OR BY ANY INDEMNIFIED PARTY. THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

7.8 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement but subject to the last sentence of this Section 7.8, this Article VII contains the Parties’ exclusive remedy against each other with respect to breaches of the representations and warranties of the Parties set forth in Article III and the covenants of the Parties set forth in this Agreement. Except for the remedies contained in this Article VII, each of the Parties releases, remises and forever discharges the other and its Affiliates and all such Persons’ equity holders, partners, members, officers, directors, employees, agents, advisors and representatives from any and all Losses in law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of this Agreement, or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge and agree that certain indemnification obligations have been set forth in the Omnibus Agreement and nothing contained in this Agreement shall limit such obligations or a Party’s rights to any remedies as set forth therein.

ARTICLE VIII

MISCELLANEOUS

8.1 Taxes. The CONSOL Parties shall be responsible for any transfer, sales, use, real estate transfer, documentary, stamp, retailer occupation or other similar taxes and all recording fees imposed as a result of the transactions contemplated by this Agreement. Ad valorem tax relating to the First Drop Down Assets for the current tax period shall be prorated on a daily basis between the CONSOL Parties and CTH, with the CONSOL Parties responsible for the prorated portion of such taxes for such period (for purposes of this Section 7.1, “period” means the period beginning on the assessment date for ad valorem taxes through the day before the next assessment date for such taxes) up to and including the Closing and CTH responsible for the prorated portion of such taxes after the Closing. The Party that receives the ad valorem tax billing (the “Billed Party”) shall provide a copy of such billing to the other Party together with a calculation of the prorated ad valorem taxes owed by each Party. The Party that did not receive the ad valorem tax billing shall pay its prorated portion of the ad valorem taxes to the Billed Party prior to the due date of such taxes and the Billed Party shall be responsible for the timely payment of the ad valorem taxes to the applicable tax Governmental Authority.

8.2 Assignment; Binding Effect. This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of the other Party; provided, however, that any Partnership Group Member may freely pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Partnership Group, including any pledge or assignment to secure obligations pursuant to one or more credit agreements, security agreements, and other security instruments with the administrative agent, collateral agent or other agent party thereto for the benefit of the lenders of the Partnership Group; provided, further that no such pledge or assignment shall release such Partnership Group Member from any of its obligations hereunder or substitute any such pledgee or assignee for such Partnership Group Member as a party hereto. No assignment hereunder by any Party shall relieve such Party of any obligations and responsibilities hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

8.3 Notices. All notices and communications required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid or by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed either by written confirmation or U.S. Express Mail), in each case, addressed to the appropriate Person at the address for such Person as follows:

If to the CONSOL Parties:

CONSOL Energy Inc.

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Dave Khani

Email: DavidKhani@consolenergy.com

with a copy to:

Attention: Executive Vice President

Email: SteveJohnson@consolenergy.com

If to the Partnership Parties:

CNX Coal Resources LP

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Chief Financial Officer

Email: LoriRitter@cnxlp.com

with a copy to:

Attention: General Counsel

Email: MarthaWiegand@cnxlp.com

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Party may change their contact information for notice by giving notice to the other Parties in the manner provided in this Section 7.3.

8.4 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

8.5 Waiver; Rights Cumulative. Any of the terms, covenants or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or their respective officers, employees, agents or representatives, nor any failure by a Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

8.6 Entire Agreement; Conflicts. This Agreement, the Closing Documents and the Omnibus Agreement constitute the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersede all provisions and concepts contained in all prior letters of intent, memoranda, agreements or communications between the Parties or their Affiliates relating to the transactions contemplated hereby. In the event of a conflict (a) between the terms and provisions of this Agreement and the terms and provisions of any Appendix or Exhibit hereto or (b) between the terms and provisions of this Agreement and the terms and provisions of any Closing Document, in each case, the terms and provisions of this Agreement shall govern and control; provided, however, that the inclusion of any terms and conditions in the Appendix hereto, any of the Exhibits hereto, the Closing Documents or the Omnibus Agreement which are not addressed in this Agreement shall not be deemed a conflict. To the extent there is any conflict between the terms and conditions of the Omnibus Agreement and the terms and conditions of this Agreement, the Omnibus Agreement shall control.

8.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

8.8 Governing Law; Disputes. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. §2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH

AGENT. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CLOSING DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

8.9 Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

8.10 Preparation of Agreement. All of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the Parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all of such counterparts shall constitute, for all purposes, one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

[THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CEI:		CPCC:

CONSOL ENERGY INC.		CONSOL PENNSYLVANIA COAL COMPANY LLC

By:	/s/ Stephen W. Johnson	By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson	Name:	Stephen W. Johnson
Title:	Executive Vice President –	Title:	Vice President and Secretary
Diversified Business Units

CONRHEIN:

CONRHEIN COAL COMPANY

By:	MTB LLC,
its general partner

By:	/s/ Stephen W. Johnson
Name: Stephen W. Johnson
Title: President

By:	CONSOL Mining Holding Company, LLC,
its general partner

By:	/s/ Stephen W. Johnson

Name: Stephen W. Johnson
Title: Vice President

[Signature Page to Contribution Agreement]

PARTNERSHIP

CNX COAL RESOURCES LP

By:	CNX COAL RESOURCES GP LLC,
its general partner

By:	/s/ Lorraine L. Ritter

Name:	Lorraine L. Ritter
Title:	Chief Financial Officer and Chief Accounting Officer

CTH:

CNX THERMAL HOLDINGS LLC

By:	/s/ Lorraine L. Ritter

Name:	Lorraine L. Ritter
Title:	Chief Financial Officer and Chief Accounting Officer

[Signature Page to Contribution Agreement]

APPENDIX I

Definitions

“Additional Contracts” means those certain contracts and agreements set forth on Exhibit A-8.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is Under Common Control With, such Person. The term “Affiliated” shall have the correlative meaning.

“Affiliate ROWs” has the meaning set forth in Section 4.7(a).

“Agreement” has the meaning set forth in the Preamble.

“Alpha Area” means that certain area described on Exhibit A-1(b).

“Alpha Coal Fee Interests” has the meaning set forth in Section 2.1(a)(i)(B).

“Alpha Coal Leases” has the meaning set forth in Section 2.1(a)(ii)(B).

“Alpha Conveyed Fee Interests” has the meaning set forth in Section 2.1(a)(i)(B).

“Alpha Conveyed Lease Interests” has the meaning set forth in Section 2.1(a)(ii)(B).

“Applicable Contracts” has the meaning set forth in Section 2.1(a)(vii).

“Assignment” means that certain assignment in substantially the form attached as Exhibit D.

“Assignment, Assumption and Bill of Sale” means that certain assignment, assumption and bill of sale substantially the form attached as Exhibit E.

“Assumed Obligations” has the meaning set forth in Section 7.5.

“Billed Party” has the meaning set forth in Section 8.1.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in the State of Pennsylvania are generally open for business.

“Cap” has the meaning set forth in Section 7.4(a).

“Cash Consideration” has the meaning set forth in Section 2.2.

“CEI” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 6.1(a).

“Closing Date” has the meaning set forth in Section 6.1(a).

APPENDIX I

“Closing Documents” shall mean those documents executed pursuant to or in connection with this Agreement at Closing.

“CNXC ROFO” means the right of first offer granted to CNX Coal Resources LP pursuant to Section 4.1 of the Omnibus Agreement.

“Coal Fee Interests” has the meaning set forth in Section 2.1(a)(i)(B).

“Coal Inventory” has the meaning set forth in Section 2.1(a)(vi).

“Coal Leases” has the meaning set forth in Section 2.1(a)(ii)(B).

“Coal Real Property” has the meaning set forth in Section 2.1(a)(v).

“Coal ROWs” has the meaning set forth in Section 2.1(a)(iv).

“Conflicts Committee” means the conflicts committee of the board of directors of the General Partner.

“Conflicts Committee Information” has the meaning set forth in Section 3.1(f).

“Conrhein” has the meaning set forth in the Preamble.

“Consent” means any material restrictions on assignment.

“Conservation Easement” has the meaning set forth in Section 4.8(a).

“Conservation Easement Properties” has the meaning set forth in Section 4.8(a).

“CONSOL Indemnitees” has the meaning set forth in Section 7.1.

“CONSOL Party” and “CONSOL Parties” have the meanings set forth in the Preamble.

“Contracts” means shall mean any written or oral: contract; agreement; agreement regarding indebtedness; indenture; debenture; note, bond or loan; collective bargaining agreement; mortgage; license agreement; farmin and/or farmout agreement; participation, exploration or development agreement; crude oil, condensate or natural gas purchase and sale, gathering, processing, transportation or marketing agreement; operating agreement; balancing agreement; unitization agreement; facilities or equipment lease; production handling agreement; or other similar contract, but in each case specifically excluding, however, any instrument creating or evidencing an interest in any Coal Fee Interest, Coal Lease, Coal ROW or Permit or any real property related to or used or held for use in connection with the operation of any First Drop Down Assets.

“Control” (including the terms “Controlled” and “Under Common Control With”) means with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

APPENDIX I

“Conveyed Fee Interests” has the meaning set forth in Section 2.1(a)(i)(B).

“Conveyed Lease Interests” has the meaning set forth in Section 2.1(a)(ii)(B).

“CPCC” has the meaning set forth in the Preamble.

“CTH” has the meaning set forth in the Preamble.

“Customary Post-Closing Consent” means consents and approvals from Governmental Authorities that are customarily obtained after closing in connection with a transaction similar to the one contemplated by this Agreement.

“Damages” has the meaning set forth in Section 7.1.

“Deductible” has the meaning set forth in Section 7.4(a).

“Deed” means that certain deed in substantially the form attached as Exhibit C.

“Delayed Coal Leases” means the Coal Leases set forth on Exhibit B-3.

“Effective Date” has the meaning set forth in the Preamble.

“Environmental Laws” means, as the same have been amended prior to or as of the date of this Agreement, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq. (the “Clean Water Act”); the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629 (“TSCA”); the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws as of the Effective Date of any Governmental Authority having jurisdiction over the property in question addressing pollution or protection of the environment, and all regulations implementing the foregoing. For the avoidance of doubt, the phrase “violation of Environmental Laws” and words of similar import used herein shall (a) mean the violation of or failure to meet specific objective requirements or standards that are clearly applicable under applicable Environmental Laws where such requirements or standards are in effect as of the Effective Date and (b) not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or recommended by a Governmental Authority.

“Equity Consideration” has the meaning set forth in Section 2.2.

“Excluded Assets” means the following assets and properties:

(a) all of the CONSOL Parties’ corporate minute books, financial records and other business records to the extent such books and records are related to the CONSOL Parties’ (or any of their Affiliates’) business generally or are otherwise not directly related to the Contributed Assets;

APPENDIX I

(b) all claims for refunds, credits, loss carryforwards and similar tax assets with respect to (i) taxes allocated to the CONSOL Parties pursuant to Section 8.1, (ii) income taxes of the CONSOL Parties or (iii) any taxes attributable to any of the assets or properties described in this definition of Excluded Assets;

(c) all of the CONSOL Parties’ computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(d) all offices of the CONSOL Parties not located on the Pennsylvania Mine Complex and all personal property located therein;

(e) all claims, rights, demands, causes of action, suits, actions, judgments, awards, recoveries (including insurance proceeds), settlements and appeals in favor of a CONSOL Party relating to any other Excluded Asset;

(f) those contracts, properties and assets set forth on Exhibit B-1;

(g) any contract for the purchase and sale of coal to which an Owning Party is a party, including those certain coal purchase and sale contracts set forth on Exhibit B-2;

(h) All oil, gas, coalbed methane, coal mine methane, gob gas, occluded natural gas and other hydrocarbons (including condensate), or any combination thereof (collectively, “Hydrocarbons”), and any interest in or rights, including any reversionary rights, to such Hydrocarbons, together with all associated and appurtenant rights, and energy credits, including the right to bore through and in the Conveyed Lease Interests and/or Conveyed Fee Interests;

(i) Except as specifically conveyed in Section 2.1(a)(iii) or Section 2.1(a)(iv), any surface rights or property overlying the Conveyed Lease Interests and/or Conveyed Fee Interests; and

(j) the Additional Contracts.

“Financial Advisor” means Evercore Group L.L.C., financial advisor to the Conflicts Committee.

“First Drop Down Assets” has the meaning set forth in Section 2.1.

“Fundamental Representations” has the meaning set forth in Section 7.4(c).

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” has the meaning set forth in the Recitals of this Agreement.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

APPENDIX I

“Indemnified Party” means the Party entitled to indemnification in accordance with Article VII.

“Indemnifying Party” means the Party from whom indemnification may be sought in accordance with Article VII.

“IPO Area” means that certain area described on Exhibit A-1(a).

“IPO Asset Contribution Agreement” means that certain Contribution Agreement by and among CPCC, Conrhein and CTH, dated June 22, 2015.

“IPO Assignment, Assumption and Bill of Sale” means that certain Assignment, Assumption and Bill of Sale effective as of June 1, 2015, from the Owning Parties to CTH.

“IPO Closing Date” means July 7, 2015.

“IPO Coal Fee Interests” has the meaning set forth in Section 2.1(a)(i)(A).

“IPO Coal Leases” has the meaning set forth in Section 2.1(a)(ii)(A).

“IPO Conveyed Fee Interests” has the meaning set forth in Section 2.1(a)(i)(A).

“IPO Conveyed Lease Interests” has the meaning set forth in Section 2.1(a)(ii)(A).

“Knowledge” means the actual knowledge (without any obligation to investigate) of the executive officers of CEI.

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Liabilities” means any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, obligations, losses, damages, penalties, fines and other costs and expenses (including attorneys’ fees and other legal costs and expenses), including any of the foregoing arising out of or otherwise attributable to personal injury or death, property damage or environmental damage or remediation.

“Mines and Facilities” has the meaning set forth in Section 2.1(a)(v).

“Omnibus Agreement” means that certain First Amended and Restated Omnibus Agreement dated as of the Closing Date by and among CEI, General Partner, Partnership and the other parties thereto, as the same may be amended, revised, supplemented or otherwise modified from time to time substantially in the form attached hereto as Exhibit G.

“Operating Agreement Amendment” means that certain First Amendment to Pennsylvania Mine Complex Operating Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit H.

“Operator Assets” has the meaning set forth in the IPO Assignment, Assumption and Bill of Sale.

APPENDIX I

“Owning Parties” has the meaning set forth in the Preamble.

“Partnership” means CNX Coal Resources LP, a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries. Each of the Partnership and its Subsidiaries shall be a “Partnership Group Member.”

“Partnership Material Adverse Effect” means any change, circumstance, effect or condition that materially adversely affects, or could reasonably be expected to materially adversely affect, (a) the business, financial condition, assets, liabilities or results of operations of the Partnership Group, taken as a whole, or (b) the Partnership Parties’ ability to satisfy its obligations under this Agreement or the Closing Documents or to consummate the transactions contemplated by this Agreement and the Closing Documents.

“Partnership Parties” has the meanings set forth in the Preamble.

“Partnership Parties Indemnitees” has the meanings set forth in Section 7.2.

“Party” and “Parties” has the meanings set forth in the Preamble.

“Pending Consents” has the meaning set forth in Section 4.2(c).

“Pending First Drop Down Consent” has the meaning set forth in Section 4.2(c).

“Pending IPO Consents” has the meaning set forth in Section 4.2(b).

“Pennsylvania Mine Complex” has the meaning set forth in the Recitals of this Agreement.

“Permit Consent” means any consents and approvals from any Governmental Authority that are required to transfer any of the Permits.

“Permits” has the meaning set forth in the IPO Asset Contribution Agreement.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Post-Closing Required Notice” means any obligation set forth in an instrument from which the First Drop Down Assets were created to provide notice following an assignment or transfer of such First Drop Down Asset.

“Pre-Closing Required Notice” means any obligation set forth in an instrument from which the First Drop Down Assets were created to provide notice prior to an assignment or transfer of such First Drop Down Asset.

“Preferred Units” means preferred units designated as “Class A Preferred Units,” representing limited partner interests in the Partnership, and having the preferences, rights, powers and duties as set forth in the Second Amended and Restated Partnership Agreement.

APPENDIX I

“Proceedings” has the meaning set forth in Section 3.1(e).

“Records” has the meaning set forth in the IPO Asset Contribution Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit I.

“Retained Interests” means, collectively, all of the CONSOL Parties’ right, title and interest in and to the assets and properties from which the Coal Real Property, the Coal Inventory and/or the Applicable Contracts were created after giving effect to the transactions contemplated by the Closing Documents.

“Retained Liabilities” has the meaning given such term in the Omnibus Agreement.

“Second Amended And Restated Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

“Sponsor Material Adverse Effect” means any change, circumstance, effect or condition that, individually or in the aggregate, (a) materially adversely affects, or could reasonably be expected to materially adversely affect, a CONSOL Party’s ability to satisfy its obligations under this Agreement or the Closing Documents or to consummate the transactions contemplated by this Agreement and the Closing Documents or (b) has a material adverse effect on the value ownership, operations or physical condition of the First Drop Down Assets, as applicable, determined as of the Effective Date.

“Subject Surface Area” means that certain area described on Exhibit A-1(a).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surface Fee Interests” has the meaning given such term in Section 2.1(a)(iii).

“Third Party” means any Person other than a Party to this Agreement or any Affiliate of a Party to this Agreement.

APPENDIX I